FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                             CURRENT REPORT


   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) September 18, 1996.


                     St. Joseph Light & Power Company
           (Exact name of registrant as specified in its charter)


        Missouri                  1-3576              44-0419850
   (State of other           (Commission File        (IRS Employer
   jurisdiction of               Number)             Identification
    incorporation)                                      Number)


520 Francis Street, P.O. Box 998, St. Joseph, Missouri      64502-0998
 (Address of principal executive offices)                   (Zip Code)


  Registrant's telephone number including area code: (816) 233-8888


                        Not applicable
    (Former name of former address, if changed since last report)





Item 5.   Other Events.

On September 18, 1996, the Board of Directors of St. Joseph Light & Power Company (the "Company") adopted a Rights Agreement (the "Agreement"). Pursuant to the Agreement, the Company, subject to receipt by the Company of the approval of the Public Service Commission of the State of Missouri, will make a dividend distribution of one common stock purchase right for each outstanding share of common stock of the Company as of the close of business on December 4, 1996. The common stock purchase rights previously distributed by the Company pursuant to the Rights Agreement dated as of November 19, 1986, between the Company and Harris Trust and Savings Bank, as Rights Agent, will expire as of the close of business on December 4, 1996.


Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:

    Not applicable.

(b) Pro Forma Financial Information:

    Not applicable.

(c) Exhibits:

4 Rights Agreement dated as of September 18, 1996, between the Company and Harris Trust and Savings
     Bank, as Rights Agent.

20 Press release issued by the Company on September 18, 1996 announcing the adoption of the Rights Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                             ST. JOSEPH LIGHT & POWER COMPANY
                                   (Registrant)



Date: October 1, 1996           By /s/ Larry J. Stoll
                                Larry J. Stoll
                                Vice President - Finance,
                                Treasurer & Assistant
                                Secretary
                                (Duly Authorized Officer)